                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON WEDNESDAY, JUNE 7, 2000

The 2000 annual meeting of stockholders (the "Annual Meeting") of Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on Wednesday, June 7, 2000, at 10:00 a.m. local time for the following purposes:

    1. To elect two (2) Class I directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To consider and vote upon a proposal to amend the 1993 Stock Option Plan, as amended, to increase the number of shares of the Company's common stock that may be issued thereunder from 3,000,000 to 3,485,000 shares; and

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting maybe postponed.

The Board of Directors has fixed the close of business on April 8, 2000 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have delivered a signed proxy.

                                          By Order of the Board of Directors,
                                          Douglas R. Potter, CLERK

Woburn, Massachusetts
April 28, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 7, 2000

                                                                  April 28, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), for use at the annual meeting of stockholders to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on Wednesday, June 7, 2000, at 10:00 a.m. local time and at any postponement or adjournment thereof (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two (2) Class I directors of the Company to serve until the annual meeting of stockholders in 2003 and until their respective successors are duly elected and qualified;

    2. An amendment to the 1993 Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of the Company's common stock that may be issued thereunder from 3,000,000 to 3,485,000 shares; and

    3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy statement, the accompanying notice of annual meeting, the proxy card and the Company's Annual Report are first being sent to stockholders on or about April 28, 2000. The Company's Annual Report, however, is not a part of the proxy solicitation material. The Board of Directors has fixed the close of business on April 8, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of the Company's common stock, par value $.01 per share ("Common Stock") at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 9,868,780 shares of Common Stock outstanding and entitled to vote at the annual meeting. Holders of Common Stock as of the close of business on the record date will be entitled to one vote per share.

All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted "FOR" the election of the nominees for Director listed in this proxy statement and "FOR" the amendment to increase the number of shares available under the Stock Option Plan. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. A stockholder may revoke any proxy at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, if you hold your common stock in your name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect, other than for quorum purposes. If, however, your Common Stock is held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted (a "non-vote"), the broker, bank or other nominee may, but is not required to, vote the shares in their own discretion. Accordingly, abstentions and non-votes will have no effect on the voting on matters that require the affirmative vote of a certain percentage of the shares voting on a matter.

The affirmative vote of the holders of a plurality of shares of Common Stock entitled to vote on the matter is required for the election of directors. Votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Non-votes will also have no effect on the outcome of the election of directors.

The affirmative vote of the holders of a majority of shares of Common Stock, present or represented and voting on the matter is required to approve the amendment to the Stock Option Plan. With respect to the amendment to the Stock Option Plan, stockholders may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Abstentions will be excluded entirely from the vote and will have no effect on the outcome of the vote. Non-votes will also have no effect on the outcome of the approval of the amendment to the Stock Option Plan.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by the Company's stockholders at each annual meeting.

Dr. Bower and Dr. Davidson serve as Class I Directors with a term of office expiring at the 2000 Annual Meeting. Mr. Donaldson, Mr. McKay and Dr. Sadow serve as Class II Directors with a term of office expiring at the 2001 Annual Meeting. Mr. Wheeler and Mr. Engle serve as Class III Directors with a term of office expiring at the 2002 Annual Meeting.

Dr. Bower and Dr. Davidson are the Board of Directors' nominees for election to the Board of Directors at the Annual Meeting. The Class I Directors will be elected to hold office until the 2003 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of the Company, to elect Dr. Bower and Dr. Davidson as the Class I Directors.

The election of a director requires the affirmative vote of a plurality of votes cast by the holders of Common Stock entitled to vote on the matter. If any of the Class I Directors become unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the Class I Directors will be unavailable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.

The following table sets forth the name of each director, including the nominees for Class I Directors, his age and the year in which he became a director of the Company.

                                                                         DIRECTOR
                       DIRECTOR NAME                            AGE       SINCE
                       -------------                          --------   --------
CLASS I DIRECTORS:
Joseph L. Bower.............................................     61        1993
Eugene A. Davidson, Ph.D....................................     69        1993
CLASS II DIRECTORS:
Jonathan D. Donaldson.......................................     50        1992
Samuel F. McKay.............................................     60        1995
Harvey S. Sadow, Ph.D.......................................     77        1995
CLASS III DIRECTORS:
J. Melville Engle...........................................     50        1996
Steven E. Wheeler...........................................     53        1993

Dr. Bower joined the Board of Directors of the Company in February 1993. He has held various positions at the Harvard University Graduate School of Business Administration since 1963. He was named Donald Kirk David Professor of Business Administration at the Harvard Business School in 1972. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of Brown Shoe, Inc., ML Lee Funds I and II, New America High Income Fund, and Sonesta International Hotels Corporation.

Dr. Davidson joined the Board of Directors of the Company in February 1993. He has been the Chairman of the Department of Biochemistry and Molecular Biology at Georgetown University Medical School since April 1988. Prior to this position, he was the Chairman of the Department of Biological Chemistry at the Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

Mr. Donaldson joined the Board of Directors in February 1993. He is currently Chairman of Surgical Sealants, Inc. and an independent consultant to the healthcare industry. He served as Chairman of the Board of the Kevlin Corporation from August 1995 to March 1996, and served as a director of Kevlin from 1993 to 1996. Mr. Donaldson was Vice President of the Company from
February 1992 until February 1993. He served in various capacities for MedChem from November 1986 to June 1994, including Chief Executive Officer, President and Chief Operating Officer. Mr. Donaldson received a B.A. from Harvard University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

J. Melville Engle has held the position of President and Chief Executive Officer since September 1996, and has served as Chairman since February 1999. Prior to joining Anika, Mr. Engle was the President and Chief Executive Officer at U.S. Medical Products Inc., a manufacturer and distributor of orthopedic implants. From 1980 to 1995, Mr. Engle was a senior executive with Allergan, Inc., overseeing sales and marketing of pharmaceutical eye and skin care products in the Americas region and served as Allergan's Chief Financial Officer from 1982 to 1985. Mr. Engle holds a master's degree in business administration from the University of Southern California and a bachelor's degree from the University of Colorado.

Mr. McKay joined the Board of Directors in May 1995. He is currently a general partner of Axiom Venture Partners Limited Partnership, a venture capital firm, and the Chief Executive Officer of Axiom

Venture Associates. He is also a general partner of Connecticut Seed Ventures Limited Partnership, a venture capital firm. Prior to Axiom, Mr. McKay was Director of Venture Capital Investments at Connecticut General Insurance Company and a scientist at the Avco-Everett Research Laboratory. Mr. McKay is also a director of Open Solutions, Inc., CoStar Corporation and Sabre Communications, Inc. Mr. McKay received a B.S. in Physics from the University of New Hampshire and an M.B.A. from the Whittemore School of Business at the University of New Hampshire.

Dr. Sadow joined the Board of Directors in December 1995. He is currently Chairman of the Board of Directors of Cholestech Corp. Dr. Sadow is also a director of Trega Biosciences, Inc. From 1971 through 1992, Dr. Sadow served as President and Chief Executive Officer, Director and later, Chairman of the Board of Boehringer Ingelheim Corporation. He was also a member of the Board of Directors of the Pharmaceutical Manufacturers Association and Chairman of the Pharmaceutical Manufacturers Association Foundation. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

Mr. Wheeler joined the Board of Directors of the Company in February 1993. He is currently the President of Wheeler & Co. LLC, a private investment firm. He is also currently a Director of Bariston Partners, LLC, a private equity investment firm. Between 1993 and February 1996, he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

BOARD AND COMMITTEE MEETINGS

The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met once during 1999 to make recommendations to the Board relative to the selection of the Company's independent accountants, to confer with the Company's independent accountants regarding the scope, method and result of the audit of the Company's books and records and to report the same to the Board and to establish and monitor policy relative to non-audit services provided by the independent accountants in order to ensure their independence. The current Audit Committee members are Dr. Bower, Mr. McKay and Mr. Wheeler.

The Company has a standing Compensation Committee of the Board of Directors which makes recommendations to the Board regarding compensation issues with respect to the officers of the Company. The Compensation Committee recommends grants of stock options under the Company's stock option plans. The Compensation Committee met twice during 1999. The current members of the Compensation Committee are Dr. Bower, Dr. Davidson, Mr. McKay and Mr. Wheeler.

The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee recommended by a stockholder for election to the Board of Directors if such recommendation is presented on a timely basis in accordance with, and is accompanied by the information required by, the Company's Amended and Restated By-Laws. The Company does not maintain a standing nominating committee.

The Board of Directors met seven times during 1999. No director attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

During 1999, each director who was not an employee of the Company was entitled to receive a director's fee of $10,000 and immediately exercisable options for 3,000 shares of Common Stock under the Stock Option Plan. The number of stock options granted was valued at approximately $10,000 using the Black-Scholes method. In addition, each non-employee director is entitled to be paid $1,000 for each Board meeting or committee meeting attended. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof.

Non-employee directors are also entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). In accordance with the provisions of the Director Plan, the period during which options may be granted thereunder expired five years after its adoption, on April 26, 1998 (the "Termination Date"). Under the terms of the Director Plan, each non-employee director who was initially elected to the Board of Directors prior to the Termination Date was entitled to receive an option to purchase 4,500 shares of Common Stock. The outstanding options granted under the Director Plan continue to be governed by the provisions of the Director Plan and any other instrument evidencing such options.

Each option granted under the Director Plan has an exercise price equal to the fair market value of Common Stock on the date of grant. Options granted under the Director Plan will become exercisable in equal annual installments over a three-year period, but will automatically accelerate upon a "Change in Control of the Company" (as defined in the Director Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors approved by such persons, cease to constitute at least a majority of the Board of Directors, (iii) the Company engages in certain mergers, consolidations or recapitalizations or
(iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets. The term of each option granted under the Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 90 days thereafter.

EXECUTIVE OFFICERS

The Board of Directors elects executive officers of the Company annually at its meeting immediately following the annual meeting of stockholders. Such executive officers hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any directors or executive officers of the Company.

The following table lists the current executive officers of the Company. It is anticipated that each of these officers will be re-elected by the Board of Directors following the Annual Meeting:

                NAME                     AGE                              POSITION
                ----                   --------                           --------
J. Melville Engle....................     50      Chief Executive Officer and President
Douglas R. Potter....................     49      Chief Financial Officer, Vice President-Finance,
                                                  Treasurer and Clerk
Edward Ross, Jr......................     43      Vice President--Sales and Marketing
Charles H. Sherwood, Ph.D............     53      Vice President--Research and Development
Michael R. Slater....................     53      Vice President--Operations

Mr. Engle's biographical information is set forth on page 3.

Mr. Potter was appointed Chief Financial Officer, Vice President of Finance, Treasurer and Clerk in April 2000, prior to which he served as Interim Chief Financial Officer of the Company on a consulting basis since February 2000. From August 1999 to March 2000, Mr. Potter worked as a financial consultant, including, as the Interim Chief Financial Officer of the Company. From November 1993 to July 1999, he served as Vice President and Chief Financial Officer of Dynamics Research Corporation. Before joining Dynamics Research in 1993, Potter was Vice President, Treasurer and Chief Financial Officer of SofTech, Inc. He was also employed for 10 years with the accounting firm PricewaterhouseCoopers. Mr. Potter is a certified public accountant and is a member of the Financial Executives Institute and the Treasurers Club of Boston. He has an M.B.A. from Boston University and a B.S. from Purdue University.

Mr. Ross joined the Company in December 1996, as Vice President of Sales and Marketing from Gliatech, Inc., where he also served as Vice President of Marketing and Sales and was responsible for worldwide commercialization of anti-adhesion and related therapeutic technologies. Before joining Gliatech in 1995, Mr. Ross was Business Director of biological reconstruction with Genetics Institute from 1992 to 1995. From 1985 to 1992, he held several marketing and management positions with the Zimmer division of Bristol-Myers Squibb Company. Prior to his experience with Zimmer, Mr. Ross held various sales and marketing positions with divisions of American Hospital Supply Corporation, Whittaker General Medical and G.D. Searle. Mr. Ross has a B.A. in Political Science from Dickinson College and an M.B.A. from the University of Rochester.

Dr. Sherwood was appointed Vice President of Research and Development of the Company in April 2000, prior to which he served as Vice President of Process Development and Engineering of the Company beginning in April 1998. He served as a consultant to the Company from January 1998 to April 1998. From 1995 to 1997, he was Senior Director, Medical Device Research and Development for Chiron Vision. In April 1995 Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where he had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and a M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

Mr. Slater was appointed Vice President of Operations in May 1999. Prior to this date, he served as Vice President of Quality Systems and Regulatory Affairs of the Company. From 1996 to 1998, he was an independent consultant to the biopharmaceutical industry. From 1995 to 1996 he served as Executive Vice President, Development Operations for ImmuLogic Pharmaceutical Corporation in Waltham, Massachusetts. From 1985 to 1995 he served as Vice President, Regulatory Affairs of Biogen, Inc. in Cambridge, Massachusetts; and from 1983 to 1985 as Director of Corporate Regulatory Affairs for Biogen S.A. in Geneva, Switzerland. From 1971 to 1983 he held several positions in regulatory affairs and information services and served as Senior Manager, Medical Services for Hoechst Pharmaceuticals, U.K. Mr. Slater received a B.Sc. in Information Science from the Metropolitan University of Leeds, England.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table sets forth certain information concerning the compensation, for each of the periods indicated, of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers for the year ended December 31, 1999, other than the Chief Executive Officer, (the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                  ANNUAL COMPENSATION      SECURITIES
                                       FISCAL    ----------------------    UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
    ---------------------------       --------   ----------   ---------   ------------   -------------------
J. Melville Engle...................    1999      $228,742    $ 86,730        40,000(2)        $ 8,000
  President and Chief Executive         1998       219,942      65,418        85,000             7,615
  Officer                               1997       200,000     125,000       100,000            32,133(3)

Edward Ross, Jr.....................    1999       146,463      26,300        25,000(2)          8,000
  Vice President--Sales and             1998       141,643      24,330        25,000             7,750
  Marketing
                                        1997       130,000      45,500        30,000             6,500

Michael R. Slater(4)................    1999       144,246      34,500        55,000(5)          8,000
  Vice President--Operations            1998       119,423      33,490        75,000             4,933

Sean F. Moran(6)....................    1999       159,544      27,050        25,000(2)          8,000
  Former Vice President--Finance,       1998       162,774      26,744        25,000             7,721
  Chief Financial Officer, Clerk and    1997       145,000      50,750        30,000             7,250
  Treasurer

Scott Bruder(7).....................    1999       160,000      37,600        25,000(2)          8,000
  Former Vice President--Research       1998        38,577      15,000       100,000             1,846
  and Development

------------------------

(1) These amounts constitute only the Company's matching contributions to the Company's Employee Savings and Retirement Plan (the "401(k) Plan") as there were no discretionary contributions.

(2) Such options were granted on January 11, 2000.

(3) This amount also includes Mr. Engle's relocation expenses.

(4) Mr. Slater joined the Company in February 1998, and the 1998 number represents his salary from that start date.

(5) 25,000 of such options were granted on January 11, 2000.

(6) Mr. Moran is no longer an executive officer of the Company.

(7) Dr. Bruder is no longer an executive officer of the Company, but now sits on the Company's Scientific Advisory Board.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the number of shares underlying stock options granted during the fiscal year ended December 31, 1999 to the Named Executive Officer and certain other information regarding such stock options.

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                          --------------------------------------------------------------     VALUE AT ASSUMED
                                                PERCENT OF                                     ANNUAL RATES
                                               TOTAL OPTIONS                                  OF STOCK PRICE
                              NUMBER OF         GRANTED TO                                     APPRECIATION
                              SECURITIES       EMPLOYEES IN      EXERCISE                   FOR OPTION TERM (2)
                              UNDERLYING          FISCAL         OR BASE      EXPIRATION   ---------------------
          NAME            OPTION GRANTED (#)     YEAR (1)      PRICE ($/SH)      DATE       5% ($)      10% ($)
          ----            ------------------   -------------   ------------   ----------   ---------   ---------
Michael R. Slater.......        30,000(3)           15%           $5.00         5/1/09      $94,334    $239,061

------------------------

(1) A total of 199,500 options to purchase Common Stock of the Company were granted to employees of the Company in the year ended December 31, 1999. This chart excludes options granted on January 11, 2000 with respect to the fiscal year ended December 31, 1999. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" for more information regarding such grants.

(2) Represents the value of options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10% respectively. The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) This option was granted on May 1, 1999 and becomes exercisable in four equal installments on the anniversaries of the date of grant. The exercisability of the option grant automatically accelerates upon a "Change in Control of the Company" (as defined in the Stock Option Plan).

OPTION EXERCISES AND HOLDINGS

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31, 1999 by each of the Named Executive Officers and the number and value of options held by each of the Named Executive Officers on December 31, 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                      SECURITIES              UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT               OPTIONS AT
                                     SHARES                      FISCAL YEAR END (#)     FISCAL YEAR END ($)(1)
                                  ACQUIRED ON       VALUE            EXERCISABLE/             EXERCISABLE/
              NAME                EXERCISE (#)   REALIZED ($)       UNEXERCISABLE            UNEXERCISABLE
              ----                ------------   ------------   ----------------------   ----------------------
J. Melville Engle...............       0              $0           231,100/197,500         $650,084/$555,568
Edward Ross, Jr.................       0               0             90,000/40,000           253,170/112,520
Charles H. Sherwood.............       0               0             12,500/62,500            35,163/175,813
Michael R. Slater...............       0               0             12,500/92,500            35,163/260,203
Scott Bruder(2).................       0               0             18,750/81,250            52,744/147,306
Sean F. Moran(3)................       0               0            134,200/40,000           377,505/112,520

------------------------

(1) Based on the fair market value of the Common Stock on December 31, 1999 of $7.06 per share less the applicable option exercise price ranging from $2.25 to $7.625.

(2) Dr. Bruder is no longer an executive officer of the Company.

(3) Mr. Moran is no longer an executive officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

During 1999, the Compensation Committee of the Board consisted of Joseph L. Bower, Eugene A. Davidson, Samuel F. McKay and Steven E. Wheeler, each of whom was a non-employee director. The Compensation Committee approves Company compensation policies and procedures and establishes compensation levels for executive officers and recommends option grants to the Board.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Compensation Committee's executive compensation philosophy is: (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the pharmaceutical and medical devices industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and
(iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options.

The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the Stock Option Plan.

The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably-sized companies in the pharmaceutical and medical devices industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve the Company's business goals.

BASE SALARY. Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities at comparably-sized companies within the pharmaceutical and medical device industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. Salary adjustments are normally determined and made on an annual basis.

The base salary for J. Melville Engle, the President and Chief Executive Officer, was established pursuant to an employment agreement. Such employment agreement is described below under "--Compensation of the Chief Executive Officer" and "Agreements with Named Executive Officers." The Compensation Committee determined the base salaries of the other executive officers in accordance with the philosophies previously outlined.

CASH BONUSES. The Company's executive officers, including its Chief Executive Officer, are also eligible to earn annual bonuses. The Company's annual bonuses provide motivation toward and reward the accomplishment of corporate annual objectives and provide a competitive compensation package that will attract, reward and retain top-caliber individuals. The annual bonus amounts are based on both Company and individual performance.

STOCK OPTION GRANTS. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; give executives a long-term incentive to increase shareholder value; and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses and awards reflect individual performance reviews. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, vesting in varying installments up to four years after the date of grant, and an exercise price equal to or above the fair market value of the Common Stock on the grant date.

In order to achieve the goals described above and to provide certain executives with an equity interest in the Company, on January 11, 2000, the Compensation Committee granted Mr. Engle options to acquire 40,000 shares of Common Stock and each of Messrs. Moran, Ross, Sherwood and Slater options to acquire
25,000 shares of Common Stock at an exercise price of $6.94 and which vest in four equal annual installments.

COMPENSATION OF CHIEF EXECUTIVE OFFICER. J. Melville Engle, the Company's President and Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In 1999, Mr. Engle received a salary of $228,742 and a cash bonus of $86,730. Mr. Engle's salary and bonus were determined pursuant to the terms of his employment agreement. In addition to such cash compensation, as mentioned above, on January 11, 2000, the Compensation Committee granted Mr. Engle options to acquire 40,000 shares of Common Stock at an exercise price of $6.94 and vesting over four years. The vesting of all of such options accelerates upon a sale of the Company. See "Compensation Policies for Executive Officers."

Joseph L. Bower    Eugene A. Davidson    Samuel F. McKay   Steven E. Wheeler

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Engle is a party to an employment agreement with the Company. The employment agreement with Mr. Engle commenced September 24, 1996. Under the agreement, Mr. Engle is entitled to an initial annual base salary of $200,000 and a grant of stock options for 250,000 shares of Common Stock vesting in equal installments over four years, plus bonuses and benefits. If Mr. Engle's employment is terminated without cause, the agreement entitles him to severance in the amount of six months base salary and six months medical benefits. In the event of a constructive termination due to a "hostile" change of control, Mr. Engle will receive severance of twelve months salary (and medical benefits) if he is not retained in a substantially equivalent position.

Mr. Engle is also a party to a change in control agreement with the Company, dated June 3, 1999. Under this change of control agreement, Mr. Engle is entitled to receive certain lump sum payments and other financial benefits in the event of a change in control (as defined in the agreement) of the company. In the event of a change in control of the Company as contemplated in the agreement, Mr. Engle would likely receive an amount, including all periodic payments, in excess of $100,000.

Mr. Kinney, who resigned as Vice President of Operations as of May 3, 1999, is party to a Resignation Agreement and General Release with the Company, effective as of May 3, 1999. Under the agreement, Mr. Kinney was entitled to receive monthly severance payments through the month of November, 1999 at his base salary rate of $132,924 per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Dr. Bower, Dr. Davidson, Mr. McKay and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the Market price of the Company's Common Stock with the total return of companies included within the NASDAQ Stock Market Index and a peer group of companies included within the NASDAQ Pharmaceutical Index for the period commencing on December 31, 1995 and ending on December 31, 1999. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index on December 31, 1995, and the reinvestment of all dividends, if any. The historical information set forth below is not necessarily indicative of future performance.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              DEC-95  DEC-96  DEC-97  DEC-98  DEC-99
NASDAQ Pharmaceutical Market     100     100     104     132     246
NASDAQ US Market                 100     123     151     212     384
ANIKA                            100      97     256     139     182

DOLLARS

                                                           DEC-95     DEC-96     DEC-97     DEC-98     DEC-99
                                                          --------   --------   --------   --------   --------
NASDAQ Pharmaceutical Market............................    100        100        104        132        246
NASDAQ US Market........................................    100        123        151        212        384
ANIKA...................................................    100         97        256        139        182

                                                           DEC-95     DEC-96     DEC-97     DEC-98     DEC-99
                                                          --------   --------   --------   --------   --------

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of the Company's Common Stock as of April 7, 2000, by (i) each director, (ii) each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption "Executive Compensation," (iii) each other person which is known by the Company to beneficially own 5% or more of its Common Stock and (iv) all current directors and executive officers as a group.

                                                              NUMBER OF SHARES    PERCENTAGE OF
                                                                BENEFICIALLY      COMMON STOCK
                      BENEFICIAL OWNER                           OWNED (1)       OUTSTANDING (2)
                      ----------------                        ----------------   ---------------
Joseph L. Bower.............................................        84,676(3)        *
Eugene A. Davidson, Ph.D....................................        70,576(4)        *
Jonathan D. Donaldson.......................................       163,817(5)           1.6%
J. Melville Engle...........................................       236,889(6)           2.3%
Samuel F. McKay.............................................       872,306(7)(8)        8.8%
Harvey S. Sadow, Ph.D.......................................        22,096(9)        *
Steven E. Wheeler...........................................       121,566(10)          1.2%
Scott Bruder................................................             0(11)       *
Sean Moran..................................................        85,500(12)       *
Edward Ross, Jr.............................................        92,150(13)       *
Charles H. Sherwood, Ph.D...................................        25,888(14)       *
Michael R. Slater...........................................        33,324(15)       *
All current directors and executive officers as a group (11
  persons)..................................................     1,723,288(16)         16.4%
OTHER PRINCIPAL STOCKHOLDERS:
Axiom Venture Partners Limited Partnership..................       852,306(7)           8.6%
  City Place II--17th Floor
  185 Asylum Street
  Hartford, CT 06103
David A. Swann, Ph.D........................................       622,062(17)          6.3%
  147 Moorland Road
  Falmouth, MA 02540
Herbert H. Hastings and Euretta L. Hastings.................       720,000(18)          7.3%
  c/o Morrison & Foerster LLP
  19900 MacArthur Blvd., 12th Floor
  Irvine, CA 92612-2445

------------------------

*   Indicates less than 1%.

(1) The number of shares deemed beneficially owned includes shares of Common Stock beneficially owned as of April 7, 2000. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options held by the person in question refers to stock options that are exercisable within 60 days after April 7, 2000.

(2) The number of shares deemed outstanding includes 9,868,780 shares of Common Stock outstanding as of April 7, 2000, plus any shares subject to outstanding stock options that are exercisable within 60 days of April 7, 2000, held by the person or persons in question.

(3) This amount includes 46,096 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(4) This amount includes 46,096 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(5) This amount includes 88,096 shares issuable upon the exercise of stock options that vest on or before June 6, 2000. It also includes 2,261 held in trust.

(6) This amount includes 5,789 shares allocated to Mr. Engle's account under the 401(k) Plan and 231,100 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(7) This amount includes 845,710 shares and options to acquire 6,596 shares, both held by Axiom Venture Partners Limited Partnership. Mr. McKay, Alan Mendelson and Martin Chanzit are the general partners (the "Axiom General Partners") of Axiom Venture Associates Limited Partnership, the general partner of Axiom Venture Partners Limited Partnership, and share voting and investment power with respect to such shares. The Axiom General Partners disclaim beneficial ownership of such shares except to the extent of each proportionate pecuniary interest therein.

(8) This amount also includes 20,000 shares issuable upon the exercise of stock options that vest on or before June 6, 2000 held by Mr. McKay. The address of Mr. McKay is c/o Axiom Venture Partners, City Place II, 17th Floor, 185 Asylum Street, Hartford, Connecticut 06103.

(9) This amount includes 21,096 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(10) This amount includes 46,096 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(11) Dr. Bruder is no longer an executive officer of the Company, but continues as a member of the Scientific Advisory Board.

(12) Mr. Moran is no longer an executive officer of the Company. Such amount consists of 85,500 shares issuable upon the exercise of stock options. Such options will remain exercisable until May 4, 2000.

(13) This amount includes 2,150 shares allocated to Mr. Ross's account under the 401(k) Plan and 90,000 shares subject issuable upon the exercise of stock options that vest on or before June 6, 2000.

(14) This amount includes 888 shares allocated to Dr. Sherwood's account under the 401(k) Plan and 25,000 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(15) This amount includes 824 shares allocated to Mr. Slater's account under the 401(k) Plan and 32,500 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(16) This amount includes 9,651 shares in the aggregate allocated to the accounts of the executive officers under the 401(k) Plan and 652,676 shares issuable upon the exercise of stock options that vest on or before June 6, 2000.

(17) Dr. Swann resigned as a Director effective February 28, 1999. Such information is based upon information provided by Dr. Swann for inclusion in last year's proxy statement and records of the Company regarding exercises of stock options in February 1999.

(18) Such information is provided based upon information from telephone calls with Mr. Hastings subsequent to the Schedule 13-G publicly filed by Mr. and Mrs. Hastings, on February 4, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock file initial reports of ownership and reports of changes in ownership with the Commission and NASDAQ. Officers, directors and persons who beneficially own more than 10% of the Company's Common Stock are also required to furnish the Company with a copy of all forms they file pursuant to Section 16(a). Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 1999, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 1997, the Company made a loan of $75,000 to J. Melville Engle, President and Chief Executive Officer of the Company which is payable upon the earlier of March 11, 2002 or 120 days after the termination of Mr. Engle's employment with the Company for any reason. The loan accrues current interest at a rate of 6%, payable on a monthly basis. On July 10, 1998, the Company also made another loan of $59,000 to Mr. Engle which is payable upon the earlier of July 10, 2003 or upon the date of termination of Mr. Engle's employment with the Company. This loan accrues current interest at a rate of 5.54%. On December 17, 1999, the Company has also made an additional loan of $41,000 to Mr. Engle which is payable upon the earlier of December 17, 2004 or upon the date of termination of Mr. Engle's employment with the Company. This loan accrues at a rate of 5.59%.

On August 12, 1999, the Company made a loan of $119,000 to Dr. Bruder, which is payable on or prior to August 12, 2004. The loan accrues current interest at a rate of 6%, payable on a monthly basis. Although as of February 2000, Dr. Bruder no longer is an executive officer of the Company, he is continuing to serve on the Company's Scientific Advisory Board.

                                   PROPOSAL 2
                 APPROVAL OF AMENDMENT TO THE STOCK OPTION PLAN

The Board of Directors has adopted and is seeking shareholder approval of an amendment to the Stock Option Plan, which would increase the number of shares eligible for grant under the Stock Option Plan from 3,000,000 to 3,485,000. The Board of Directors believes that increasing the number of shares eligible for grant under the Stock Option Plan provides the Company greater flexibility in granting incentive based compensation to directors, officers, employees, or other eligible recipients. The Board of Directors believes that the Stock Option Plan has been, and continues to be, an important incentive in attracting, maintaining and motivating key management employees of the Company. The Board of Directors believes that the ability to grant additional options will help retain and attract key management employees who are in a position to contribute to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company. As of April 18, 2000, 61,141 shares remained available for issuance under the Stock Option Plan. The Board of Directors has determined that the number of shares available for issuance to qualified employees is insufficient and should be increased by 485,000 shares. On March 27, 2000, in addition to certain other changes to the Stock Option Plan, the Board of Directors adopted an amendment to the Company's Stock Option Plan, to increase by 485,000 the number of shares of common stock reserved for issuance under the Stock Option Plan, subject to the approval of the stockholders.

SUMMARY OF THE STOCK OPTION PLAN

The Stock Option Plan, as amended on March 27, 2000, is administered by the Compensation Committee of the Board of Directors. Options granted pursuant to the Stock Option Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options"). Awards may be granted to employees, officers or directors of, or consultants or advisors to the Company. The total number of shares with respect to which awards under the Stock Option Plan can be made is 3,000,000, of which 61,141 are available for issuance under the Stock Option Plan. The amendment to the Stock Option Plan authorizes the grant of awards for an additional 485,000 shares. The purchase price per share of stock deliverable upon the exercise of an option will be determined by the Board of Directors at the time of grant; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock at the time of grant of such option, or less than 110% of such fair market in the case of Incentive Stock Options awarded to a 10% stockholder. As of December 31, 1999, the closing price of the Company's common stock was $7.06.

Each option and all rights thereunder will expire on such date as is set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date will not be later than ten years after the date on which the option is granted (five years if granted to a 10% stockholder) and, in all cases, options shall be subject to earlier termination as provided in the Stock Option Plan. Each option granted under the Stock Option Plan will be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Stock Option Plan. Unless sooner terminated, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the next day preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated, the Plan will terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date will continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

Options granted under the Stock Option Plan will automatically accelerate and become exercisable upon a "Change in Control of the Company" (as defined in the Stock Option Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities,
(ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors, approved by such persons, cease to constitute at least a majority of the Board of Directors, (iii) the Company engages in certain mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets.

With respect to the 485,000 increase in the number of shares, approval of which is being sought hereby, neither the number of individuals who will be selected to participate, nor the type or size of awards that will be approved by the Compensation Committee under the Stock Option Plan, can be determined at this time. If adopted, a maximum of 546,141 shares of Common Stock will be available for future awards under the Stock Option Plan.

TAX ASPECTS OF THE STOCK OPTION PLAN

The following is a summary of the principal federal income tax consequences of transactions under the Stock Option Plan. It does not describe all federal tax consequences under the Stock Option Plan, nor does it describe state or local tax consequences.

INCENTIVE STOCK OPTIONS.

The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option, unless the optionee is subject to an alternative minimum tax. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee. If the optionee holds the stock acquired upon the exercise of an Incentive Stock Option two years after the date of grant and one year after the option was exercised, then (a) upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long term capital gain and any loss sustained will be a capital loss, and (b) there will be no deduction for the Company for federal income tax purposes.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally
(a) the gain the optionee realized will be treated as ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount for federal income tax purposes. Any such additional gain or loss realized by the participant on the disposition will be long-term, mid-term or short-term capital gain or loss, depending on the individual's holding period for such Common Stock.

The participant will be considered to have disposed of his or her shares of Common Stock if such participant sells, exchanges, makes a gift or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and fails to satisfy the disqualifying disposition holding period requirements, the amount of the participant's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the participant's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The surrender of such shares of Common Stock previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option is a "disposition" of such shares. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

NON-QUALIFIED OPTIONS.

With respect to Non-Qualified Options under the Stock Option Plan, no income is realized by the optionee at the time the option is granted. Upon exercise of a Non-Qualified Option the optionee will, in most cases, include in income as compensation an amount equal to the difference between the fair market value of the shares received on the date of exercise and the optionee's exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to tax withholding by the Company (either by payment in cash or withholding out of the optionee's salary). The Company will generally be entitled to a deduction for federal income tax purposes of the same amount. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

An employee who surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares. (Such an employee will recognize ordinary income on the exercise of the Non-Qualified Option as described above.) Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

Section 83 of the Internal Revenue Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's corresponding deduction) upon exercise of a Non-Qualified Option by a person who is subject to Section 16 of the Exchange Act will be delayed until the date that is the earlier of (i) six months after the date of exercise and (ii) such time as the shares received upon exercise could be sold for a gain without the person being subject to potential liability under Section 16 of the Exchange Act.

PAYMENTS IN RESPECT OF A CHANGE OF CONTROL.

As described above, the Stock Option Plan provides for acceleration or payment of awards and related shares in the event of a Change in Control of the Company. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefit plans and other contracts with employees in the event of a Change in Control of the Company could be subject to being combined with Stock Option Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

LIMITATION ON THE COMPANY'S DEDUCTIONS.

As a result of Section 162(m) of the Code, the Company's Federal deduction for a taxable year for certain awards under the Stock Option Plan may be limited to the extent that a "covered employee" (i.e. the Chief Executive Officer and other executives which may be required to be named in the Summary Compensation Table) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

The foregoing is only a general summary of the principal Federal income tax considerations; for advice as to specific transactions and state and foreign tax consequences, each participant should consult his or her own tax adviser.

GRANTS UNDER THE PLAN

All employees and all non-employee directors are currently eligible to participate in the Stock Option Plan. Because option grants under the Stock Option Plan are discretionary, the Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group that will be granted under the Stock Option Plan in 2000. The number of such options shall be determined by the Compensation Committee pursuant to the terms of the Stock Option Plan.

The approval of the amendment to the Stock Option Plan requires the affirmative vote by holders of a majority of the shares of Common Stock, present or represented and voting on the matter is required to approve the amendment to the Stock Option Plan to increase the number of shares available under the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION PLAN, AS AMENDED.

                                 OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                             STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before December 30, 2000 in order to be considered for inclusion in the Company's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be directed to: Clerk, Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801. A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must deliver the proposal to Clerk, Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801. The Company must receive the proposal not less than thirty (30) days prior to the first anniversary date of the initial written notice given to stockholders by or at the direction of the Board of Directors with respect to the previous year's annual meeting, provided, however, that such notice shall not be required to be given more than sixty (60) days prior to an annual meeting of stockholders. The proposal must also comply with the other requirements contained in the Company's Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ANIKA THERAPEUTICS, INC., 236 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            ANIKA THERAPEUTICS, INC.

                       1993 STOCK OPTION PLAN, as amended

                                  March 3, 1993

1.       PURPOSE.

         The purpose of this plan (the "Plan") is to secure for Anika Therapeutics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success and to provide options to holders of options to purchase the capital stock of MedChem Products, Inc. ("MedChem") in connection with the distribution of shares of the Company's Common Stock ("Common Stock") by MedChem. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       TYPE OF OPTIONS AND ADMINISTRATION.

         (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Administrator (as defined below) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

         (b) OUTRIGHT GRANT OF SHARES. The Board of Directors is also authorized to make outright grants of shares of Common Stock of the Company in all circumstances in which the Board of Directors deems such grants appropriate, subject to such terms, conditions or vesting limitations as from time to time determined by the Board of Directors.

         (c) ADMINISTRATION. The Plan will be administered by either the Board of Directors of the Company or a committee of not less than two members of the Board of Directors who are not also employees of the Company (in either case, the "Administrator"). The Administrator's, construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Administrator may in its sole discretion grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Plan. The Administrator shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Administrator necessary or desirable for the administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. In addition to the foregoing, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of options at fair market value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any option and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

         (d) INDEMNIFICATION. Neither the Board of Directors nor the Administrator, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board of Directors and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

3.       ELIGIBILITY.

         (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Administrator shall so determine.

         (b) MEDCHEM PRODUCTS, INC. Notwithstanding the foregoing paragraph, non-statutory options may also be granted under the Plan to persons who hold options to purchase shares of Common Stock of MedChem as of the date on which MedChem distributes the shares of Common Stock of the Company it holds to its stockholders pursuant to the terms of the Plan and Agreement of Distribution to be entered into between MedChem and the Company (the "MedChem Optionees").

4.       STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 3,485,000 shares. In no event shall stock options with respect to more than 250,000 shares of Common Stock be granted to any one individual during any one calendar year period. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; PROVIDED, that in no event shall the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.       FORMS OF OPTION AGREEMENTS.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such option agreements may differ among recipients.

6.       PURCHASE PRICE.

         (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Administrator, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Administrator, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

         (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company (or attestation to ownership) of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; PROVIDED, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure, (iii) by any other means (including, without limitations by delivery of a promissory note of the optionee payable on such terms as are specified by the Administrator) which the Administrator determines are consistent with the purpose of the Plan and with applicable laws and regulations or (iv) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered or attested to upon exercise of an option shall be determined by the Administrator.

7.       OPTION PERIOD.

         Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       NONTRANSFERABILITY OF OPTIONS.

         No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the applicable option agreement that the optionee may transfer his non-statutory options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option.

10.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Administrator shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or, in the case of a MedChem Optionee, with MedChem or, (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      INCENTIVE STOCK OPTIONS.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall; at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of grant.

         (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan, and PROVIDED FURTHER, HOWEVER, that all of an optionee's options shall terminate immediately upon the termination of optionee's employment with the Company for cause (as determined by the Administrator in good faith);

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no option may be exercised after its expiration date.

12.      ADDITIONAL PROVISIONS.

         (a) ADDITIONAL OPTION PROVISIONS. The Administrator may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Administrator; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (b) ACCELERATION, EXTENSION, ETC. The Administrator may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

         (c) LOANS TO OPTIONEES. The Company shall have the authority to make loans to optionees hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

         (d) DESIGNATION OF BENEFICIARY. Each optionee may designate a beneficiary or beneficiaries to exercise any option on or after the optionee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased optionee, or if the designated beneficiaries have predeceased the optionee, the beneficiary shall be the optionee's estate.

13.      GENERAL RESTRICTIONS.

         (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         (c) TRADING POLICY RESTRICTIONS. Option exercises under the Plan shall be subject to the Company's insider trading policy, as in effect from time to time.

14. RIGHTS AS A SHAREHOLDER.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.      ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

         (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the maximum number of shares subject to stock options that can be granted to any one individual in any one calendar year, (z) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (xx) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 15 if such adjustment would cause the Plan to fail to comply with
Section 422 of the Code.

         (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

         (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

17.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or, in the case of a MedChem Optionee, by MedChem or interfere in any way with the right of the Company or, in the case of a MedChem Optionee, MedChem at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      OTHER EMPLOYEE BENEFITS.

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

19. AMENDMENT OF THE PLAN.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Administrator may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan.

20.      WITHHOLDING.

         The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy the minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to the minimum withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this
Section 20 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21.      CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

22.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) EFFECTIVE DATE. The Plan became effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
19) shall become effective when adopted by the Board of Directors, but no incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to the grant of Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors,
(ii) the tenth anniversary of any amendment increasing the number of shares of Common Stock of the Company which may be issued and sold under the Plan, or
(iii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (iii) above. If the date of termination is determined under (i) or (ii) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      PROVISION FOR FOREIGN PARTICIPANTS.

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      CHANGE IN CONTROL.

         Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below) the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if any of the following events occur:
(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by a majority of the Incumbent Board prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change in Control of the Company for any purpose of the Plan.

25.      GOVERNING LAW.

         This Plan and all options and actions taken hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

                           ANIKA THERAPEUTICS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoints Mr. J. Melville Engle and Mr. Edward Ross, Jr. and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, on Wednesday, June 7, 2000, at 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth below.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment thereof will not in and of itself constitute revocation of this proxy.




       PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE PAID ENVELOPE

                                 DETACH HERE

                                 PROXY FOR
                  ANIKA THERAPEUTICS, INC. 2000 ANNUAL MEETING
                         TO BE HELD ON JUNE 7, 2000

1. ELECTION OF DIRECTORS:
   (TO SERVE AS CLASS I DIRECTORS FOR A TERM OF THREE YEARS)

1 - Joseph L. Bower

2 - Eugene A. Davidson, Ph.D.

/ / FOR both nominees

/ / FOR both nominees
    listed to the left (except
    as specified below).

/ / WITHHOLD AUTHORITY
    to vote for both nominees
    listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)---------/ /

2. To approve an amendment to the 1993 Stock Option Plan, as amended, to increase the number of shares of the Company's common stock that may be issued thereunder from 3,000,000 to 3,485,000 shares.

/ /  FOR                    / /  AGAINST               / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

Check appropriate box and indicate changes below.

   Address Change?   / /            Name Change?   / /


                               NO. OF SHARES

Date _____________________  /                                         /

Date _____________________  /                                         /

/ / Please check this box
    if you plan to attend
    the Annual Meeting.

Signature(s) in Box
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. For shares held jointly, each joint owner should sign.